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                                                                    EXHIBIT 23.1





                       CONSENT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors
CenterSpan Communications Corp.:

We consent to incorporation by reference in the registration statement (No. 33-57521) on Form S-8 of CenterSpan Communications Corp. and subsidiaries of our report dated February 19, 2000, with respect to the consolidated statements of operations, shareholders' equity and cash flows of CenterSpan Communications Corp. and subsidiaries for the year ended December 31, 1999, which report appears in the December 31, 1999 Form 10-K of CenterSpan Communications Corp. dated on or about March 27, 2000.



                                  /s/ KPMG LLP

Portland, Oregon
March 27, 2000